                                                                     Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                              MEMORY METALS, INC.

     1.   The name of the Corporation is

                              MEMORY METALS, INC.

     2. The address of its registered office in the State of Delaware is No. 100 West-Tenth Street, in the City of Wilmington, County of Newcastle. The name of its registered agent at such address is The Corporation Trust Company.

     3.   The nature of the business or purposes to be conducted or promoted is:

     To invent, develop, market, license, sell and/or acquire, as a principal partner and/or joint venturer, specialty metals and machine parts or other objects made therefrom.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of Common Stock which the Corporation shall have authority to issue is one million (1,000,000), and the par value of each of such shares is One Cent ($.01), amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

     5.   The name and address of the incorporator is as follows:

                   Jerry Cohen              50 Court Street
                                            Newton, MA 02160.

     6.   The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     To make, alter, or repeal the bylaws of the Corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     When and as authorized by the stockholders in accordance with statute, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

     3. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder hereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     9. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     10. The Corporation reserves the right to amend, after, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I. THE UNDERSIGNED, being the incorporator hereinbefore names, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that his is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of November 1981.

                                         /s/ Jerry Cohen
                                         ------------------------------------
                                         Jerry Cohen

Commonwealth of Massachusetts   )
                                ) ss
County of Middlesex             )

          BE IT REMEMBERED that on this 4th day of November, 1981, personally appeared before me, a Notary Public for the Commonwealth of Massachusetts, Jerry Cohen, a party to the foregoing instrument, known to me personally to be such, and acknowledged it to be his free act and deed, and that the facts stated therein are true.

          GIVEN under my hand and seal of office the day and year aforesaid.

                                         /s/ Grisella G. Slofasow
                                         --------------------------------------
                                         Notary Public
                                         My commission expires: August 20, 1987

                        Certificate of Amendment No. 1

                                      To

                         Certificate of Incorporation

                              Memory Metals, Inc.

                                  ___________

     MEMORY METALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation on February 28, 1983 adopted a resolution proposing and declaring advisable that the amendment of the certificate of incorporation set forth in Exhibit A hereto be made.

     SECOND: The holder of all the outstanding shares of said corporation voted on February 28, 1983 to authorize the amendment set forth in said resolution.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of
Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Memory Metals, Inc. has caused this certificate to be signed by Gerald Grosof, its President, and attested by Mary Teufel, its Assistant Secretary, this 28th day of February, 1983.

                                              MEMORY METALS, IN.

                                              By:/s/ Gerald Grosof
                                                 --------------------------
                                                      Gerald Grosof
                                                      President

ATTEST:

By:/s/ Mary Teufel
   -------------------------------------
        Mary Teufel, Assistant Secretary

                                   Exhibit A

     RESOLVED, that the Certificate of Incorporation of MEMORY METALS, INC. (the "corporation") be amended as follows:

     By deleting Article Fourth thereof and substituting the following:

     FOURTH: The total number of shares of all class stock which the corporation shall have authority to issue is Ten Million One Hundred Thousand (10,100,000) shares consisting of (a) Ten Million (10,000,000) shares of common stock of the par value of One Cent ($.01) per share and (b) One Hundred Thousand (100,000) shares of preferred stock of the par value of One Hundred Dollars ($100.000) per share.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, of the preferred stock are as follows:

     A. The preferred stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the board of directors is expressly authorized, prior to issuance of any series of preferred stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the board of directors, but not in limitations of the power conferred on the board of directors thereby and by the General Corporation Law of the State of Delaware, the board of directors is expressly authorized to determine with respect to each series of preferred stock:

          (1) the designation or designations of such series and the number of shares (which number from time to time may be decreased by the board of directors, but not below the number of such shares of such series then outstanding, or may be increased by the board of directors unless otherwise provided in creating such series) constituting such series;

          (2) the rate or amount and times at which, and the preference and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

          (3) the rights and preference, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the assets of, the corporation, which amount may vary depending upon whether such liquidation, dissolutions or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

          (4) the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

          (5) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series.

          (6) the rights, if any, of holders of shares of such series and/or of the corporation to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

          (7) the limitations,if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, common stock or any other class or shares ranking junior either as to dividends or upon liquidation, to the shares of such series;

          (8) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

          (9) any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series; the provisions of this Certificate of Incorporation or the General Corporation Law of the State of Delaware as then in effect.

All shares of preferred stock shall be identical and of equal rank except in respect to the particular that may be fixed by the board of directors as provided above, and all shares of each series of preferred stock shall be identical and of equal rank except in respect to the particulars that may be fixed by the board of directors as provided.

                        Certificate of Amendment No. 2

                                      To

                         Certificate of Incorporation

                                      Of

                              Memory Metals, Inc.

                                ______________

     MEMORY METALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation on February 23, 1989 and April 25, 1989 adopted resolutions proposing and declaring advisable that the amendment of the certificate of incorporation set for in Exhibit A hereto be made.

     SECOND: That the shareholders of said corporation, at a Special Meeting held on May 31, 1989, voted to authorize the amendment set forth in said resolution.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Memory Metals, Inc. has caused this certificate to be signed by Stephen M. Fisher, its President, and attested by John W. Johnston, its Secretary, this 1st day of June, 1989.

                                    MEMORY METALS, INC.

                                    By:/s/ Stephen M. Fisher
                                       ---------------------------
                                            Stephen M. Fisher,
                                            President

ATTEST:

By:/s/ John W. Johnston
   ----------------------------
        John W. Johnston
        Secretary

                                   EXHIBIT A

     RESOLVED, that the Certificate of Incorporation of MEMORY METALS, INC. (the "corporation") be amended as follows:

     FIRST:  By deleting Article 1 thereof and substituting the following:

     1.   The name of the Corporation is Memry Corporation.

     SECOND: By deleting the first paragraph of Article 4 thereof and substituting the following:

     4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifteen Million One Hundred Thousand (15,100,000) shares consisting of (a) Fifteen Million (15,000,000) shares of common stock of the par value of One Cent ($.01) per share and (b) One Hundred Thousand (100,000) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share.

     THIRD:  By adding a new Article 12. to read as follows:

     12. To the fullest extent permissible under the General Corporation Law of the Sate of Delaware, as the same exists of may hereafter be amended, a director's personal liability to the Corporation and its shareholders for monetary damages for breach of his fiduciary duty as a director is hereby eliminated, except for liability (i) for any breach of director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for improper dividend payment or unlawful stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                      CERTIFICATE OF OWNERSHIP AND MERGER
                     MERGING MEMRY TECHNOLOGIES, INC. AND
                   MEMRY PLUMBING PRODUCTS CORPORATION INTO
                               MEMRY CORPORATION

       (Pursuant to Section 253 of the Delaware General Corporation Law)

     Memry Corporation, a Delaware corporation (the "Corporation") does hereby certify:

     FIRST:    That the Corporation was incorporated and duly organized pursuant to the General Corporation Law of the State of Delaware.

     SECOND:   That the Corporation owns all of the outstanding shares of each class of the capital stock of Memry Technologies, Inc., a Delaware corporation ("Subsidiary Corporation No. 1").

     THIRD:    That the Corporation owns all of the outstanding shares of each class of the capital stock of Memry Plumbing Products Corporation, a Delaware corporation ("Subsidiary Corporation No. 2").

     FOURTH:   That the Corporation, by resolutions duly adopted by its Board of
Directors on the 24th day of September, 1993, determined to merge with and into itself its subsidiaries, Subsidiary Corporation No. 1 and Subsidiary Corporation No. 2, pursuant to Section 253 of the General Corporation Law of the State of Delaware, and that said resolutions on the conditions set forth in such resolutions:

     RESOLVED: That the Corporation merge with and into itself its subsidiaries, Subsidiary Corporation No. 1 and Subsidiary Corporation No. 2, and assume all of said subsidiaries' liabilities and obligations:

     FURTHER RESOLVED: That the President and the Secretary of the Corporation be and they hereby are, jointly and severally, authorized and directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolutions so to merge said Subsidiary Corporation into the Corporation and to assume said subsidiaries' liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of the State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County, and to do all acts and things whatsoever whether within or without the State, of Delaware, as may be necessary and proper to effect the merger.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by James G. Binch, its President, and attested by Wendy Gavaghan, its Secretary, this 27th day of September, 1993.

                                    MEMRY CORPORATION

                                    By: /s/ James G. Binch
                                        ------------------------------
                                             James G. Binch, President

ATTEST:

/s/ Wendy Gavaghan
-------------------------
Wendy Gavaghan, Secretary

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                               MEMRY CORPORATION

          MEMRY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     First: That the Board of Directors of the Corporation on April 13, 1994 adopted resolutions proposing and declaring advisable that the amendments to the certificate of incorporation set forth in Exhibit A hereto be made.

     Second: That the stockholders of the Corporation, at the annual meeting of stockholders held on July 19, 1994, voted to authorize the amendments set forth in said resolution.

     Third: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware.

     Fourth: That the effective date of the foregoing amendments will be August 8, 1994.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by James G. Binch, its President, and attested to by Wendy Gavaghan, its Secretary, this 27th day of July, 1994.

                                    MEMRY CORPORATION

                                    By: /s/ James G. Binch
                                        ---------------------
                                        Name:  James G. Binch
                                        Title: President

Attest:

By: /s/ Wendy Gavaghan
   --------------------------
        Name:  Wendy Gavaghan
        Title: Secretary

                                    RIDER A
                                    -------

                                   EXHIBIT A
                                   ---------

RESOLVED, that Article 4 of the Certificate of Incorporation be amended by adding a final paragraph as follows:

     Each ten shares of Common Stock of the Company, par value $0.01 per share, either issued and outstanding or held by the Company as treasury stock, immediately prior to the time this amendment becomes effective shall be and are hereby automatically reclassified and changed (without any further act) into one fully-paid and nonassessable share of the Common Stock of the Company, par value $0.01 per share, without increasing of decreasing the amount of stated capital or paid-in surplus of the Company, provided that no fractional shares shall be issued. Shareholders otherwise entitled to fractional share interests as a result of the foregoing reclassification and change shall be entitled to receive in lieu of such fractional share scrip (in bearer or registered form, as the proper officers of the Company may determine) which shall entitle the holder to receive a full share upon the surrender of such scrip aggregating a full share. Such scrip shall be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares on or before the date three years after the effective date of this amendment.

RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting the first paragraph of Article 4 thereof and substituting the following.

4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Ten Million One Hundred Thousand (10,100,000) shares consisting of (a) Ten Million (10,000,000) shares of common stock of the par value of One Cent ($0.01) per share and (b) One Hundred Thousand (100,000) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share.

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                               MEMRY CORPORATION

     It is hereby certified that:

     1.   The name of the corporation is Memry Corporation (the "Corporation").

     2. The certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of Article 4 thereof and by substituting in lieu of said paragraph the following new paragraph:

     "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty-Five Million One Hundred Thousand (25,100,000) shares consisting of (a) Twenty-Five Million (25,000,000) shares of common stock of the par value of One Cent ($0.01) per share and (b) One Hundred Thousand (100,000) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by James G. Binch, its President, this 19th day of December, 1995.

                                    MEMRY CORPORATION

                                    By: /s/ James G. Binch
                                        ---------------------
                                        Name:  James G. Binch
                                        Title: President

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                               MEMRY CORPORATION

     It is hereby certified that:

     1.   The name of the corporation is Memry Corporation (the "Corporation").

     2. The certificate of incorporation of the Corporation is hereby amended by striking out the first paragraph of Article 4 thereof and by substituting in lieu of said paragraph the following new paragraph:

     "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty Million One Hundred Thousand (30,100,000) shares consisting of (a) Thirty Million (30,000,000) shares of common stock of the par value of One Cent ($0.01) per share and
     (b) One Hundred Thousand (100,000) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by James G. Binch, its President, this 5th day of December, 1996.

                                    MEMRY CORPORATION

                                    By:  /s/ James G. Binch
                                       ---------------------
                                       Name:  James G. Binch
                                       Title: President

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                               MEMRY CORPORATION
                           _________________________

               UNDER SECTION 242 OF THE GENERAL CORPORATION LAW

     1.   The name of the corporation is Memry Corporation (the "Corporation").

     2. The first paragraph of Section 4 of the Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

          "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Forty Million One Hundred Thousand (40,100,000) shares consisting of (a) Forty Million (40,000,000) shares of common stock of the par value of One Cent ($0.01) per share, and (b) One Hundred Thousand (100,000) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share."

     3. This Certificate of Amendment was authorized by the board of the corporation and by the shareholders of the corporation pursuant to the General Corporation Law.

                                    MEMRY CORPORATION

                                    By: /s/ James G. Binch
                                        ------------------------------
                                        Name:  James G. Binch
                                        Title: Chairman and
                                               Chief Executive Officer